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                                                                    EXHIBIT 10.4

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK*), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                LICENSE AGREEMENT

                                   (EXCLUSIVE)


                                                             Date: July 15, 1993

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                                TABLE OF CONTENTS

                                                                            Page
PREAMBLE ......................................................................1

ARTICLE 1 - DEFINITIONS........................................................1

ARTICLE 2 - GRANT..............................................................4

ARTICLE 3 - DUE DILIGENCE......................................................5

ARTICLE 4 - ROYALTIES..........................................................6

ARTICLE 5 - REPORTS AND RECORDS................................................7

ARTICLE 6 - PATENT PROSECUTION.................................................9

ARTICLE 7 - INFRINGEMENT......................................................10

ARTICLE 8 - PRODUCT LIABILITY.................................................12

ARTICLE 9 - EXPORT CONTROLS...................................................13

ARTICLE 10 - NON-USE OF NAMES.................................................13

ARTICLE 11 - ASSIGNMENT.......................................................14

ARTICLE 12 - DISPUTE RESOLUTION...............................................14

ARTICLE 13 - TERMINATION......................................................15

ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.......................16

ARTICLE 15 - MISCELLANEOUS PROVISIONS.........................................17

                                       (i)

                                    PREAMBLE

     This Agreement is made and entered into this 15th day July, 1993, (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and METABOLIX, INC., a corporation duly organized under the laws of the Commonwealth of Massachusetts and having its principal office at 285 Commonwealth Avenue, Boston, Massachusetts 02115, U.S.A. (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 4403, "Method for Producing Novel Polyester Biopolymers" by Oliver P. Peoples and Anthony J. Sinskey, USSN 566,535, USSN 700,109 and related technology, and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government.

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS utilized in the public interest and is willing to grant a license thereunder;

     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is knowledgeable with respect to the subject matter related to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall include a related company of METABOLIX, INC. the voting stock of which is directly or indirectly at least fifty percent (50%) owned and controlled by METABOLIX, INC., an organization which directly or indirectly controls more than fifty percent

* CONFIDENTIAL TREATMENT REQUESTED

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(50%) of the voting stock of METABOLIX, INC. and an organization the majority ownership of which is directly or indirectly common to the ownership of METABOLIX, INC.

     1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

          (a) The United States and foreign patents and/or patent applications and invention disclosures listed in Appendix A;

          (b) United States and foreign patents issued from the application and invention disclosures listed in Appendix A and from divisionals and continuations of these applications and invention disclosures;

          (c) claims of United States and foreign continuation-in-part applications and of the resulting patents which are directed to subject matter specifically described in the United States and foreign applications and invention disclosures listed in Appendix A;

          (d) claims of all foreign patent applications and of the resulting patents which are directed to subject matter specifically described in the United States patents and/or patent applications and invention disclosures described in (a), (b), (c) or (d) above; and

          (e) any reissues of United States patents described in (a), (b), (c) or (d) above.

     1.3  A "LICENSED PRODUCT" shall mean any product or part thereof which:

          (a) is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

          (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the PATENT RIGHTS in the country in which a LICENSED PROCESS is used or in which such product or part thereof is used or sold.

     1.4  A "LICENSED PROCESS" shall mean any process which:

          (a) is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the PATENT RIGHTS in the country in which such process is used or in which the LICENSED PRODUCT made thereby is used or sold.

* CONFIDENTIAL TREATMENT REQUESTED

                                        2
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     1.5  "NET SALES" shall mean LICENSEE's (and its sublicensees') billings for
LICENSED PRODUCTS and LICENSED PROCESSES produced hereunder less the sum of the following:

          (a)  discounts allowed in amounts customary in the trade;

          (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

          (c)  outbound transportation prepaid or allowed; and

          (d)  amounts allowed or credited on returns.

     No deduction shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced. "NET SALES" shall not include LICENSED PRODUCTS sold for clinical testing, research or development purposes.

     Where the LICENSED PRODUCT is a combination product consisting of polymer whose composition or manufacture is covered by the PATENT RIGHTS plus other materials which are not covered by the PATENT RIGHTS, the "NET SALES" shall mean the NET SALES of the full product multiplied by the fully loaded manufacturing cost of the polymer divided by the total fully loaded manufacturing cost of the total combination material. When the LICENSED PRODUCT consists of a combination product consisting of a component made from the polymer, plus other components, then "NET SALES" shall mean NET SALES of the total product multiplied by the fully loaded manufacturing cost of the polymer component divided by the fully loaded manufacturing cost of the total product. By "fully loaded" is meant the cost of goods sold plus overhead allocated to production and the sale thereof.

* CONFIDENTIAL TREATMENT REQUESTED

                                ARTICLE 2 - GRANT

     2.1 M.I.T. hereby grants to LICENSEE the worldwide right and license to make, have made, use, lease and sell the LICENSED PRODUCTS and to practice the LICENSED PROCESSES to the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.

     2.2 LICENSEE agrees that to the extent possible LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States and that in those cases where domestic manufacture is impractical it will request appropriate waivers from the Department of Commerce pursuant to 37 C.F.R. Sec. 401.14(i).

     2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease and sell LICENSED PRODUCTS or to utilize LICENSED PROCESSES during the term of this agreement.

     2.4 M.I.T. reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.

     2.5 M.I.T. further grants to LICENSEE a ninety (90) day first option to negotiate for an exclusive license to new inventions dominated by the claims of the PATENT RIGHTS as originally licensed which arise from the laboratory of Prof. Anthony Sinskey at M.I.T. within four (4) years of the Effective Date of this Agreement. Such option shall be subject to any rights granted in sponsorship agreements to sponsors of the research from which any such invention arises.

     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

* CONFIDENTIAL TREATMENT REQUESTED

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     2.7  LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13 and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

     2.9 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof.

                            ARTICLE 3 - DUE DILIGENCE

     3.1 LICENSEE shall use diligent efforts to bring LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent development and marketing efforts for LICENSED PRODUCTS throughout the life of this Agreement.

     3.2 LICENSEE shall raise a cumulative total of investment capital and/or research and development funds of at least:

          (a) Five Hundred Thousand Dollars ($500,000) within twelve (12) months from the Effective Date,

          (b) Two Million Dollars ($2,000,000) including funds under (a) hereof within twenty-seven (27) months from the Effective Date,

          (c)  Five Million Dollars ($5,000,000) including funds under (a) and
               (b) hereof within fifty-one (51) months from the Effective Date.

     Included in the cumulative investment capital and/or research and development funds hereunder shall be such funds invested or expanded by a joint venture in which LICENSEE owns

* CONFIDENTIAL TREATMENT REQUESTED
at least a 33% interest provided that such finds are used substantially for the development and marketing of LICENSED PRODUCTS.

     3.3  LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

                              ARTICLE 4 - ROYALTIES

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall earlier be terminated:

          (a) A License Issue Fee of *, which said License Issue Fee shall be deemed earned and due in two parts:

               (i)  * due upon the signing of this Agreement; and

               (ii) * due upon the raising of Two Million Dollars ($2,000,000)
                    in investment capital by LICENSEE.

          (b) License Maintenance Fees of * per year payable on the second anniversary of the Effective Date and on each subsequent anniversary during the term of this Agreement; provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

          (c) * of the NET SALES of LICENSED PRODUCTS and LICENSED PROCESSES by LICENSEE.

          (d)  A share of sublicensing revenue received by LICENSEE equal to:

               (i)  * if only the PATENT RIGHTS are sublicensed.

               (ii) Where the sublicensee revenue includes revenue received for
                    PATENT RIGHTS sublicensed in conjunction with products and/or substantial technology developed by LICENSEE, * up to the time LICENSEE has raised Five Hundred Thousand Dollars ($500,000) as provided in Section 3.2(a) hereof, thereafter
                    * up to the time LICENSEE has raised Two Million Dollars ($2,000,000) as provided in Section 3.2(b) hereof and thereafter * for the remaining term of this Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

               In no case shall the revenue paid to M.I.T. for each sublicense be less than * of the sales value of the LICENSED PRODUCTS made, used or sold by that sublicensee.

          (e) Shares of common stock of LICENSEE equal to * of the outstanding common and preferred shares of LICENSEE at the completion of the first round of equity of investment.

          (f) ANTIDILUTION: If, following the first round of equity funding, LICENSEE issues additional shares of stock such that M.I.T.'s total share of outstanding stock falls below *, then LICENSEE shall grant to M.I.T. additional shares such that M.I.T.'s fraction of total outstanding shares remains at * until a total of Four Million Dollars ($4,000,000) is invested in LICENSEE. Thereafter, no additional shares shall be due to M.I.T., provided that in subsequent rounds of financing, M.I.T. shall have the right to invest in additional shares, on a PRO RATA basis, at the same price as is granted to other investors holding common or preferred stock.

     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.

     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

     4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                         ARTICLE 5 - REPORTS AND RECORDS

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T.

* CONFIDENTIAL TREATMENT REQUESTED
hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than Ten Percent (10%) discrepancy in reporting, LICENSEE agrees to pay the full cost of such inspection.

     5.2 LICENSEE, within sixty (60) days after December 31 of each year prior to the first commercial sale of a LICENSED PRODUCT and sixty days after March 31, June 30, September 30 and December 31, of each year after the first commercial sales of a LICENSED PRODUCT, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          (a)  number of LICENSED PRODUCTS manufactured and sold by LICENSEE;

          (b) total billings for LICENSED PRODUCTS manufactured and sold by LICENSEE;

          (c)  accounting for all LICENSED PROCESSES used or sold by LICENSEE;

          (d)  deductions applicable as provided in Paragraph 1.5;

          (e)  total royalties due; and

          (f)  names and addresses of all sublicensees of LICENSEE.

     LICENSEE shall endeavor to obtain similar information from its sublicensees and will provide such information which is obtained to M.I.T.

     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

* CONFIDENTIAL TREATMENT REQUESTED

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     5.4  On or before the ninetieth (90th) day following the close of
LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

     5.5  The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate Two Percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                         ARTICLE 6 - PATENT PROSECUTION

     6.1 Throughout the term of this Agreement, LICENSEE, at its own expense, shall have the right, but shall not be obligated, to file such United States and/or foreign patent applications covering any patentable invention included within the Patent Rights; to prosecute and defend such applications against third party oppositions; and upon grant of any Letters Patent covering inventions included within the Patent Rights, to maintain such Letters Patent in force. LICENSEE agrees to seek strong, broad claims in the best interest of M.I.T. and shall not abandon the subject matter of any substantive claim without the permission of M.I.T., such permission not to be unreasonably withheld. If LICENSEE elects not to file or prosecute such applications or maintain such Letters Patent, LICENSEE shall so notify M.I.T., in which event M.I.T. shall have the right to file or prosecute such applications and to maintain such Letters Patent.

     6.2 Payment of all out-of-pocket fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such

* CONFIDENTIAL TREATMENT REQUESTED
fees and costs were incurred before or after the date of this Agreement. Payment for out-of-pocket costs incurred by M.I.T. prior to the Effective Date shall be made in three parts:

          (a) Twenty-Five Percent (25%) on or before a date three (3) months from the Effective Date of this Agreement;

          (b) Twenty-Five Percent (25%) on or before a date nine (9) months from the Effective Date of this Agreement;

          (c)  The remaining Fifty Percent (50%) on or before a date fifteen
               (15) months from the Effective Date of this Agreement,

     Patenting costs incurred by M.I.T. after the Effective Date of this Agreement shall be paid within sixty (60) days of invoicing by M.I.T.

                            ARTICLE 7 - INFRINGEMENT

     7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

     7.2 During the term of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may join M.I.T. as a party plaintiff in any such suit, without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE, LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff; provided, however, that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgement or other voluntary final disposition of the suit may be entered into without the consent of M.I.T. which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in proceedings commenced and defended solely by LICENSEE.

* CONFIDENTIAL TREATMENT REQUESTED

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     7.3  In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to * of the royalties otherwise thereafter due M.I.T. hereunder and apply the same toward reimbursement of up to * of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, and next toward reimbursement of M.I.T. for any royalties past due or withheld and applied pursuant to this
Article VII. The balance remaining from any such recovery attributable to damages for lost sales shall be divided according to the royalty percentages set forth in Section 4.1; any remaining balance shall be paid to LICENSEE.

     7.4 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS, and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at

* CONFIDENTIAL TREATMENT REQUESTED

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its option, shall have the right, within sixty (60) days after commencement of such action, to join in the defense of the action at its own expense.

     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

     7.7 LICENSEE, during the period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the PATENT RIGHTS.

                          ARTICLE 8 - PRODUCT LIABILITY

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

     8.2 Prior to the first use of a LICENSED PRODUCT on humans, LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and M.I.T. in regard to events covered by Paragraph 8.1 above.

* CONFIDENTIAL TREATMENT REQUESTED

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     8.3  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T.
MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

                           ARTICLE 9 - EXPORT CONTROLS

     It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required not that, if required, it shall be issued.

                          ARTICLE 10 - NON-USE OF NAMES

     Except as required by law, LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent

* CONFIDENTIAL TREATMENT REQUESTED

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obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS. LICENSEE may, however, use the name of Oliver P. Peoples, Anthony J. Sinskey, and/or any other employee of M.I.T. who is a consultant or member of an advisory board of LICENSEE, with their permission, and provided, also, that their affiliation with LICENSEE is identified.

                             ARTICLE 11 - ASSIGNMENT

     This Agreement is not assignable, except in the case where LICENSEE transfers its business relating to the subject matter hereof or transfers a subsidiary of LICENSEE, or a joint venture in which LICENSEE is a participant, or all of any other entity in which LICENSEE has a controlling interest, whereupon transferee shall acquire all of LICENSEE's benefits and obligations hereunder. Any other assignment shall be void.

                         ARTICLE 12 - DISPUTE RESOLUTION

     12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within one hundred and twenty (120) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than ten (10) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the

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                                       14
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name and title of such representative. By not later than twenty (20) business days after the date of such notice of dispute, such representatives shall schedule a date for a mediation hearing with the Cambridge Dispute Settlement Center or Endispute Inc. in Cambridge, Massachusetts. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within thirty (30) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

     12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                            ARTICLE 13 - TERMINATION

     13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T., except as provided in Article 11.

     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on sixty (60) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

     13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take

* CONFIDENTIAL TREATMENT REQUESTED

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precedence in that order over any material breach or default referred to in this
Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on one hundred and twenty (120) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the one hundred and twenty (120) day period.

     13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of LICENSED PRODUCTS.

     13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

             ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail,

* CONFIDENTIAL TREATMENT REQUESTED

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postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

     In the case of M.I.T.:

                            Director
                            Technology Licensing Office
                            Massachusetts Institute of Technology
                            Room E32-300
                            Cambridge, Massachusetts 02139

     In the case of LICENSEE:

                            President
                            Metabolix, Inc.
                            285 Commonwealth Ave.
                            Boston, MA 02115

                      ARTICLE 15 - MISCELLANEOUS PROVISIONS

     15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

* CONFIDENTIAL TREATMENT REQUESTED

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     15.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

                              MASSACHUSETTS INSTITUTE OF
                              TECHNOLOGY


                              By /s/ J.D. Litster
                                 -------------------------------
                              Name J.D. Litster
                                   -----------------------------
                              Title Vice President for Research
                                    ----------------------------
                              Date July 15, 1993
                                   -----------------------------


                              METABOLIX, INC.


                              By /s/ Edward M. Muller
                                 -------------------------------
                              Name Edward M. Muller
                                   -----------------------------
                              Title Chief Executive Officer
                                    ----------------------------
                              Date 7/15/93
                                   -----------------------------

* CONFIDENTIAL TREATMENT REQUESTED

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                           APPENDIX A - PATENT RIGHTS

UNITED STATES PATENT RIGHTS

     M.I.T. Case No. 4403
     "Method for Producing Novel Polyester Biopolymers"
     By Oliver P. Peoples and Anthony J. Sinskey
     USSN 566,535              08/13/90
     USSN 700,109              05/08/91
     USSN 944,488              09/14/92
     USSN 944,839              09/14/92
     USSN 944,881              09/14/92
     Application Filed         06/03/93

FOREIGN PATENT RIGHTS

     Japan application filed 07/10/90
     EPC SN 88908449.7 filed 07/10/90
     CANADA filed 07/10/90

INVENTION DISCLOSURES

     M.I.T. Case No. 6113
     "Polymerase Technology for the Production of Long Chain and Short Chain Polymers"
     By: Tillman Gerngross, Oliver P. Peoples, Anthony J. Sinskey and Simon F. Williams

     M.I.T. Case No. 5977
     "Antibodies to A. eutrophus H16 PHB Synthase"
     By: Anthony J. Sinskey and Oliver P. Peoples

     M.I.T. Case No. 6010
     "Use of PHA Polymerases to Detect, Modify or Control Formation PHA's in Plants, Animals or Other Biological Systems"
     By: Oliver P. Peoples and Anthony J. Sinskey

     M.I.T. Case No. 6086
     "Anti-Short-Chain Polyhydroxyalkanoate Monoclonal Antibodies"
     By: Oliver P. Peoples, Anthony J. Sinskey and Simon F. Williams

* CONFIDENTIAL TREATMENT REQUESTED

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                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                         28 CARLTON STREET, ROOM E32-300
                            CAMBRIDGE, MA 02142-1324

TECHNOLOGY LICENSING OFFICE                            TELEPHONE: (617) 253-8088
                                                       FACSIMILE: (617) 258-8790
                                                       TELEX: 921473 MIT CAM

                                 August 10, 1993

Mr. Edward M. Muller
Metabolix Inc.
P.O. Box 695
Cambridge, MA 02142

                      LETTER OF AMENDMENT (FIRST AMENDMENT)

Dear Ed;

     This is in response to your letter of July 21 concerning the M.I.T./Metabolix License Agreement dated July 15, 1993.

     We hereby recognize that the following M.I.T. Cases

     No. 5977
     "Antibodies to A. EUTROPHUS H16 PHB Synthase"
     By Anthony J. Sinskey and Oliver P. Peoples

     No. 6010
     "Use of PHA Polymerases to Detect, Modify or Control Formation PHA's in Plants, Animals or Other Biological Systems"
     By Oliver P. Peoples and Anthony J. Sinskey

     No. 6086

     "Anti-Short-Chain Polyhydroxyalkanoate Monoclonal Antibodies" By Oliver P. Peoples, Anthony J. Sinskey, and Simon F. Williams

were waived by M.I.T. to the inventors and are therefore no longer the property of M.I.T.

* CONFIDENTIAL TREATMENT REQUESTED

     This letter therefore amends the License Agreement to remove these cases from the PATENT RIGHTS of Appendix A.

     Please sign and return one copy of this letter acknowledging this Amendment for Metabolix.


                                                     Sincerely,


                                                     /s/ Lita L. Nelson

                                                     Lita L. Nelsen
                                                     Director

LLN/ak
5977.6010.6086.Metabolix.agt.810


ACKNOWLEDGED by:

METABOLIX, INC.

By:    /s/Edward M. Muller
       ----------------------------

Name:  Edward M. Muller
       ----------------------------

Title: Chief Executive Officer
       ----------------------------

Date:  August 23, 1993
       ----------------------------

* CONFIDENTIAL TREATMENT REQUESTED

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                                SECOND AMENDMENT

This Second Amendment with the effective date of March 6, 1995 is to the License Agreement dated July 15, 1993, between MASSACHUSETTS INSTITUTE OF TECHNOLOGY and METABOLIX, INC.

The parties thereto now further agree as follows:

1. The PATENT RIGHTS of M.I.T. Case 6726 "Overproduction of Soluble PHA Synthase" by Oliver P. Peoples, et al., shall be jointly owned by the parties. Inventor Oliver P. Peoples, an employee of Metabolix, shall assign his rights in the invention jointly to M.I.T. and Metabolix, recognizing that his work on this invention was performed at both institutions. As of the date of this amendment, these PATENT RIGHTS consist of:

          U.S.S.N. 290131, Filed 08/12/94

2. M.I.T.'s rights in the PATENT RIGHTS of this case shall be added to the PATENT RIGHTS of the License Agreement, thereby granting Metabolix an exclusive license to these PATENT RIGHTS.

3. Metabolix shall reimburse M.I.T. for all of its out-of-pocket costs incurred for filing and prosecution of these PATENT RIGHTS.

4. After execution of this Amendment, Metabolix shall assume responsibility for prosecution of M.I.T. Case 6726, at its own expense, keeping M.I.T. informed of its actions. M.I.T. agrees that Metabolix may abandon all or a portion of the PATENT RIGHTS at Metabolix's own discretion.

Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:    /s/Lita L. Nelson
       -----------------------------------

Name:  Lita L. Nelson
       -----------------------------------

Title: Director, Technology Licensing Office
       -------------------------------------

Date:  March 31, 1995
       -----------------------------------


METABOLIX, INC.

By:    /s/ Edward M. Muller
       ---------------------

Name:  Edward M. Muller
       ---------------------

Title: President
       ---------------------

Date:  March 14, 1993
       ---------------------

* CONFIDENTIAL TREATMENT REQUESTED

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                                 THIRD AMENDMENT

This Amendment with the effective date of March 6, 1995 is to the License Agreement dated July 15, 1993 between MASSACHUSETTS INSTITUTE OF TECHNOLOGY and METABOLIX, INC.

The parties thereto now further agree as follows:

1. The PATENT RIGHTS of M.I.T. Case 6867 Polyhydroxyalkanoates of Higher Molecular Weight and Control of the Molecular Weight of Polyhydroxyalkanoates by Modulation of Polyhydroxyalkanoate Synthase by Chokyun Rha, Anthony J. Sinskey, and K.D. Snell shall be added to the PATENT RIGHTS of the License Agreement under all the terms and conditions of the License Agreement.


2. Metabolix shall reimburse M.I.T. for all costs incurred in the filing, prosecution and maintenance of the PATENT RIGHTS of this case. M.I.T. shall consult with Metabolix on foreign filing of the PATENT RIGHTS of this case and shall file and prosecute foreign patents only upon Matabolix's request.


4. Metabolix shall pay to M.I.T. a license issue fee of * for Case 6867. No additional license maintenance fees or royalties shall be due other than those specified in the License Agreement.

Agreed to for:


MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:    /s/Lita L. Nelson
       -----------------------------------

Name:  Lita L. Nelson
       -----------------------------------

Title: Director, Technology Licensing Office
       -------------------------------------

Date:  March 31, 1995
       -----------------------------------


METABOLIX, INC.

By:    /s/ Edward M. Muller
       ---------------------

Name:  Edward M. Muller
       ---------------------

Title: President
       ---------------------

Date:  March 14, 1993
       ---------------------

* CONFIDENTIAL TREATMENT REQUESTED

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                                FOURTH AMENDMENT

     This Fourth Amendment, effective as of the date set forth above the signatures of the patties below, amends the License Agreement dated July 15, 1993, as amended ("7/15/93 LICENSE AGREEMENT") between the Massachusetts Institute of Technology ("M.I.T.") and Metabolix, Inc. ("LICENSEE").

     WHEREAS, LICENSEE and M.I.T. wish to modify the provisions of the 7/15/93 LICENSE AGREEMENT.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree to modify the 7/15/93 LICENSE AGREEMENT as follows:

     1.   Section 2.6 shall be deleted and replaced with the following:

     LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. In addition, LICENSEE may grant any sublicensee the right to sublicense to third parties any or all of the rights, privileges and licenses granted to such sublicensee and such third party sublicenses may also include the right to sublicense.

     Upon any termination of this Agreement, the rights of all sublicensees shall also terminate, subject to Paragraph 13.6 hereof.

     2.   Section 13.6 shall be deleted and replaced with the following:

     Upon termination of this Agreement for any reason, any of LICENSEE's direct sublicensees that are not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions. Notwithstanding the foregoing, should Tepha, Inc. request a license, M.I.T. hereby agrees to grant such a license under terms and conditions no less favorable as a whole than those granted to Tepha, Inc. by LICENSEE.

     3. The final paragraph of Section 4.1(d) shall be deleted and replaced with the following:

     The royalties due under this Section 4.1(d) shall apply to revenue received by LICENSEE from any and all sublicenses, regardless of whether the sublicense is granted by LICENSEE, or by any sublicensee or any of their sublicensees. In no case shall the revenue paid to M.I.T. for each sublicense be less than * of the sales value of the LICENSED PRODUCTS made, used or sold by that sublicensee.

* CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representatives.

THE EFFECTIVE DATE OF THIS FOURTH AMENDMENT IS SEPTEMBER 29, 2002.

MASSACHUSETTS INSTITUTE OF                      METABOLIX, INC.
TECHNOLOGY

By: /s/Lita L. Nelson                           By: /s/James J. Barber

Name: Lita L. Nelson                            Name: James J. Barber

Title: Director, Technology Licensing Office    Title: President

* CONFIDENTIAL TREATMENT REQUESTED

                                 FIFTH AMENDMENT

     This Fifth Amendment, effective as of July 6, 2005, pertains to the Exclusive Patent License Agreement, effective on July 15, 1993, by and between the Massachusetts Institute of Technology ("M.I.T.") and Metabolix, Inc. ("COMPANY").

     WHEREAS, COMPANY now wishes the License Agreement to include only M.I.T. case numbers 4403 ("Genes Encoding B-Ketothiolase And Acetoacetyl-Coa Reductase,") and 6867 ("Polyhydroxyalkanoates Of Higher Molecular Weight And Control Of The Molecular Weight Of Polyhydroxyalkanoates By Modulation Of Polyhydroxyalkanoate Synthase Activity");

     WHEREAS, COMPANY therefore wishes to remove from the License Agreement M.I.T case numbers 6113, "Polymerase Technology For The Production Of Long Chain And Short Chain Polyesters" and 6726, "Overexpression And Purification Of The Soluble Polyhydroxyalkanoate Synthase From Alcaligenes Eutrophus Evidence For A Required Post-Translational Modification For Catalytic Activity";

     NOW, THEREFORE, M.I.T. and COMPANY hereby agree to modify the Exclusive Patent License Agreement as follows:

     M.I.T. case numbers 6113 and 6726 are removed from the Agreement, and COMPANY is not responsible for costs incurred on these cases after July 6, 2005.

All other terms and conditions of the Exclusive Patent License Agreement shall remain unchanged.

THE AMENDMENT EFFECTIVE DATE IS JULY 6, 2005.

Agreed to for:

MASSACHUSETTS INSTITUTE OF                      METABOLIX, INC.
TECHNOLOGY

By: /s/Lita L. Nelson                           By: /s/James J. Barber

Name: Lita L. Nelson                            Name: James J. Barber

Title: Director, Technology Licensing Office    Title: President

* CONFIDENTIAL TREATMENT REQUESTED